EXHIBIT 99.3



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM 11-K
                         ANNUAL REPORT
                Pursuant to Section 15(d) of the
                Securities Exchange Act of 1934





         [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934

          For the fiscal year ended December 31, 1996

                               OR

        [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

    For the transition period from __________ to __________




                 Commission File Number 1-1430




          A.  Full title of the plan:

                     EMPLOYEES SAVINGS PLAN


          B.  Name of issuer of the securities held
              pursuant to the plan and the address of
              its principal executive office:

                    REYNOLDS METALS COMPANY
                     6601 West Broad Street
                        P. O. Box 27003
                 Richmond, Virginia 23261-7003




                      REQUIRED INFORMATION

               FINANCIAL STATEMENTS AND EXHIBITS



FINANCIAL STATEMENTS

                                                         Page No.

Report of Independent Auditors............................   F-1

Audited Financial Statements

 Statement of Net Assets Available for
   Plan Benefits, with Fund Information...................   F-2
 Statement of Changes in Net Assets Available
   for Plan Benefits, with Fund Information...............   F-4
 Notes to Financial Statements............................   F-5


EXHIBITS

 Exhibit A  Consent of Independent Auditors








                           SIGNATURES


          The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, Reynolds Metals Company, which administers the Plan, has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                              EMPLOYEES SAVINGS PLAN



                              By: Henry S. Savedge, Jr.
                                  Henry S. Savedge, Jr.
                                  Executive Vice President and
                                   Chief Financial Officer
                                  Reynolds Metals Company

DATE:  June 24, 1997





      Report of Ernst & Young LLP, Independent Auditors

Board of Directors
Reynolds Metals Company

We have audited the accompanying statements of net assets available for plan benefits of the Employees Savings Plan as of December 31, 1996 and 1995, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1996. These financial statements are the responsibility of the management of Reynolds Metals Company, the Plan's sponsor. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1996 and 1995, and the changes in its net assets available for plan benefits for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The Fund Information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The Fund Information has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                Ernst & Young LLP

Richmond, Virginia
June 19, 1997



                                    Employees Savings Plan

          Statement of Net Assets Available for Plan Benefits, with Fund Information

                                    (Dollars in Thousands)


                                                   December 31, 1996
                            ----------------------------------------------------------------------------------------
                                               Fund Information
                            ------------------------------------------------------------------------------
                                                                           Inter-       Small
                             Reynolds  Diversified   Balanced   Interest  national  Capitalization
                              Stock     Equities    Investment   Income   Equities    Equities       Loan
                              Fund        Fund         Fund       Fund      Fund         Fund        Fund    Total
                            ----------------------------------------------------------------------------------------
Assets
Investment in Master Trust    $242       $642         $342       $3,875    $70         $150         $255    $5,576
Accrued income                   1          -            -            -      -            -            -         1
Contributions receivable         -          7            3            6      1            2            -        19
                            ----------------------------------------------------------------------------------------
Net assets available for
 plan benefits                $243       $649         $345       $3,881    $71         $152         $255    $5,596
                            ========================================================================================
See accompanying notes.




                             Employees Savings Plan

   Statement of Net Assets Available for Plan Benefits, with Fund Information

                             (Dollars in Thousands)


                                                   December 31, 1995
                            ----------------------------------------------------------------
                                               Fund Information
                            -----------------------------------------------------

                             Reynolds  Diversified   Balanced   Interest
                              Stock     Equities    Investment   Income     Loan
                              Fund        Fund         Fund       Fund      Fund     Total
                            ----------------------------------------------------------------
Assets
Investments:
Common stock of Reynolds
  Metals Company              $ 94                                                   $ 94
Master trust:
  Diversified Equities           -        $256                                        256
  Balanced                       -           -         $125                           125
  Interest Income                -           -            -        $3,544           3,544
Loans to participants            -           -            -             -   $71        71
                            ----------------------------------------------------------------
Total investments               94         256          125         3,544    71     4,090

Contributions receivable         3           3            3            22     -        31
                            ----------------------------------------------------------------
Total assets                    97         259          128         3,566    71     4,121

Interfund receivable (payable) (11)          2           (2)           11     -         -
                            ----------------------------------------------------------------
Net assets available for
 plan benefits                $ 86        $261         $126        $3,577   $71    $4,121
                            ================================================================


See accompanying notes.


                             Employees Savings Plan

    Statement of Changes in Net Assets Available for Plan Benefits, with Fund
                                   Information

                             (Dollars in Thousands)

                                                   Year ended December 31, 1996
                                 ----------------------------------------------------------------------------------------
                                                    Fund Information
                                 ------------------------------------------------------------------------------
                                                                                Inter-       Small
                                  Reynolds  Diversified   Balanced   Interest  national  Capitalization
                                   Stock     Equities    Investment   Income   Equities    Equities       Loan
                                   Fund        Fund         Fund       Fund      Fund         Fund        Fund    Total
                                 ----------------------------------------------------------------------------------------
Additions to net assets:
 Net investment gain from
  Master Trust (Note 3)           $  7        $ 99         $ 35       $ 223     $ 3         $ 14         $ 11    $  392

Contributions:
 Employer                           26          55           33         166       4            7            -       291
 Employee                           99         354          141         636      17           52            -     1,299
                            ---------------------------------------------------------------------------------------------
                                   125         409          174         802      21           59            -     1,590
                            ---------------------------------------------------------------------------------------------

Total Additions                    132         508          209       1,025      24           73           11     1,982


Deductions from net assets:
 Withdrawals by participants        13          16           13         235       -            -           31       308

 Assets transferred to
  other plans                       17          40           14          82       9           16           20       198
 Administrative expenses             -           -            -           1       -            -            -         1
                            ---------------------------------------------------------------------------------------------
Total Deductions                    30          56           27         318       9           16           51       507

Interfund transfers                 55         (64)          37        (403)     56           95          224         -
                            ---------------------------------------------------------------------------------------------

Net increase                       157         388          219         304      71          152          184     1,475

Net assets available for
 plan benefits:
 Beginning of year                  86         261          126       3,577       -            -           71     4,121
                            ---------------------------------------------------------------------------------------------
 End of year                      $243        $649         $345      $3,881     $71         $152         $255    $5,596
                            =============================================================================================

See accompanying notes.

                        Employees Savings Plan

                    Notes to Financial Statements

                           December 31, 1996

                         (Dollars in Thousands)



1. Significant Accounting Policies

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

The accounting records of the Employees Savings Plan
("Plan") are maintained on the accrual basis. All securities transactions are recorded as of the trade date.

Investments in Reynolds Metals Company Stock (stated at fair value) are valued at the last reported sales price on the last business day of the year. Investments in mutual funds are measured by quoted market prices and are reported at aggregate fair value at year-end. Guaranteed Investment contracts with insurance companies are reported at "contract value", which equals cost plus accrued income. Structured investment contracts are reported at fair value, which in the case of structured investment contracts equals contract value.

2. Summary of Significant Plan Provisions

Reynolds Metals Company ("the Company") established the Plan effective January 1, 1990, covering all eligible employees of the Company and designated subsidiaries (each an "Employer") who elect to contribute. The Plan is a defined contribution plan under the Employee Retirement Income Security Act of 1974 ("ERISA") and qualifies as a "cash or deferred" arrangement under Section 401(k) of the Internal Revenue Code. A complete description of the Plan is contained in the Summary Plan Description and in the Plan document, copies of which are available from the Company.

Plan participation is available to eligible employees on the later of (a) 30 days after beginning their employment with an Employer, or (b) the date at which their Employer adopts the Plan. Plan participation is voluntary.


                        Employees Savings Plan

              Notes to Financial Statements (continued)


2.  Summary of Significant Plan Provisions (continued)

A participant may elect to make payroll contributions to the Plan in specified amounts ranging from 1% to 12% of compensation in 1% increments. At certain locations, the Employer will contribute to the Plan on behalf of each participant a fixed percentage of a portion of the payroll contributions made by the participant.

Eligible employees who receive a profit- sharing award, gainsharing payment or other designated type of lump sum payment are also allowed to contribute between 10% and 50% of the award and/or payment (in 10% increments) to the Plan. Such contributions are not matched by the Company or any other
Employer.

Participants may elect to make their contributions on a before or after tax basis, or a combination thereof. Employer contributions are made on a "pretax" basis. Highly compensated participants may be required to reduce the amount of "pretax" contributions made to or held by the Plan on their behalf in order to permit the Plan to satisfy the nondiscrimination requirements of Section 401(k) of the Internal Revenue Code.

Participants are fully vested in their account balances.
Withdrawals and distributions are handled in accordance with the Plan provisions and are subject to certain regulatory restrictions. The trustee holds all of the Plan's investment assets and executes transactions therein.

Although it has not expressed an intent to do so, the Company has the right under the Plan document to discontinue contributions at any time and to terminate the Plan subject to the provisions of ERISA.

The Company is the Plan administrator and bears the related costs, except for investment-related and trustee fees, which are paid by the Plan.


                Employees Savings Plan

       Notes to Financial Statements (continued)

3. Commingled Master Trust Investments

All of the investments of the Plan as of December 31, 1996 were held in a Master Trust under a Master Trust Agreement between Reynolds Metals Company and The Northern Trust
Company, as trustee, and are commingled with the assets of three other savings plans of the Company and one of its subsidiaries.

All of the assets held in the Interest Income Fund, Diversified Equities Fund and Balanced Investment Fund as of December 31, 1995 were held in a Master Trust established under a Master Trust Agreement between Reynolds Metals Company and The Chase Manhattan Bank, N.A., as trustee, and were commingled with the assets of three other savings plans of the Company and certain of its subsidiaries.

Substantially all the assets held in the Balanced Investment Fund and the Diversified Equities Fund are invested in the Vanguard STAR Fund and the Vanguard Institutional Index Fund, respectively, no-load mutual funds held and managed by the Vanguard Group of Investment Companies. Substantially all of the assets held in the International Equities Fund and the Small Capitalization Equities Fund are invested in the T. Rowe Price Foreign Equity Fund and the T. Rowe Price Small-Cap Value Fund, respectively, no-load mutual funds held and managed by T. Rowe Price Associates, Inc.

The assets of the Interest Income Fund generally are invested in guaranteed investment contracts ("GICs") at a fixed rate of return and structured investment contracts ("OSICs") with various insurance companies and banks. SICs represent high grade investments held in the name of the
Master Trust in conjunction with a corresponding
contract with the issuer of the SIC to provide a fixed or variable rate of return (based on investment experience and
reset quarterly) on the cost of the investment.   GICs and
SICs generally provide for the full repayment of principal
and interest.   Upon the occurrence of certain events
(including layoffs by the Company or its applicable affiliates), however, market value of the GIC or SIC, if lower than book value, may be repaid (a "Market Value Adjustment"). Currently, in the opinion of the Company, the likelihood of a material loss to the Plan as a result of such a Market Value Adjustment is remote. The annual rate of return on these contracts during 1996 and 1995 was 6.3% and 6.9%, respectively. The current yield on these contracts at December 31, 1996 was 6.4% (6.4% at December 31, 1995).
Interest is credited to participants' accounts on the dollar-weighted average (blended rate) basis. The fair value of the Plan's GICs approximates contract value.

During 1996, certain assets of the Plan were transferred into other plans of the Company as a result of employee transfers.
There was no effect on any participantOs accounts as a result of the transfer.


                   Employee Savings Plan

             Notes to Financial Statements (continued)

3. Commingled Master Trust Investments (continued)

Summarized financial fund information of the commingled accounts within the Master Trust is presented below:



                                                                                Inter-       Small
                                  Reynolds  Diversified   Balanced   Interest  national  Capitalization
                                   Stock     Equities    Investment   Income   Equities    Equities       Loan
                                   Fund        Fund         Fund       Fund      Fund         Fund        Fund    Total
                                 ----------------------------------------------------------------------------------------
 MASTER TRUST NET
 ASSETS-1996
 Assets
 Accrued Income                  $    997                                                                        $    997
 Cash and cash equivalents          2,213     $    48      $     3    $ 17,070  $     4     $      3               19,341
 Contributions  receivable            259         209          183         143       56          166                1,016
 Investments:
  Common stock                    160,346           -            -           -        -            -              160,346
  Investment contracts                  -           -            -     220,145        -            -              220,145
  Mutual funds                          -      88,863       36,576           -    8,640       19,993              154,072
  Loans to participants                 -           -            -           -        -            -     $19,326   19,326
                                 ----------------------------------------------------------------------------------------
 Total assets                     163,815      89,120       36,762     237,358    8,700       20,162      19,326  575,243

 Liabilities
  Accounts payable                      1           -            -          12        -            -           -       13
                                 ----------------------------------------------------------------------------------------
 Master Trust net assets         $163,814     $89,120      $36,762    $237,346   $8,700      $20,162     $19,326 $575,230

 Portion of Master Trust
  allocable to the Plan          $    243     $   649      $   345    $  3,881   $   71      $   152     $   255 $  5,596
 Percent                               1%          1%           1%          2%       1%           1%          1%       1%



                   Employee Savings Plan

             Notes to Financial Statements (continued)

3. Commingled Master Trust Investments (continued)

                                                                                Inter-       Small
                                  Reynolds  Diversified   Balanced   Interest  national  Capitalization
                                   Stock     Equities    Investment   Income   Equities    Equities       Loan
                                   Fund        Fund         Fund       Fund      Fund         Fund        Fund    Total
                                 ----------------------------------------------------------------------------------------
 MASTER TRUST NET
 ASSETS-1995
 Assets
  Cash and cash equivalents          -           -            -       $ 23,907       -           -           -   $ 23,907
  Contributions receivable           -      $  510       $  112            448       -           -           -      1,070
  Investments:
   Investment contracts              -           -            -        101,160       -           -           -    101,160
   Mutual funds                      -       7,572        5,547              -       -           -           -     13,119
 Total assets                        -       8,082        5,659        125,515       -           -           -    139,256

 Liabilities
  Accounts payable                   -           -            -            480       -           -           -        480
 Master Trust net assets             -      $8,082       $5,659       $125,035       -           -           -   $138,776

 Portion of Master Trust
  allocable to the Plan              -      $  261       $  126       $  3,577       -           -           -   $  3,964

 Percent                             -          3%           2%             3%       -           -           -         3%



                               Employee Savings Plan

                        Notes to Financial Statements (continued)


3. Commingled Master Trust Investments (continued)

                                                                                Inter-       Small
                                  Reynolds  Diversified   Balanced   Interest  national  Capitalization
                                   Stock     Equities    Investment   Income   Equities    Equities       Loan
                                   Fund        Fund         Fund       Fund      Fund         Fund        Fund    Total
                                 ----------------------------------------------------------------------------------------
 CHANGES IN MASTER TRUST
 ASSETS -1996
  Additions:
   Contributions from plans      $ 12,532    $ 9,542      $5,183      $31,537   $1,255      $2,654               $ 62,703
   Net realized and unrealized
    appreciation (depreciation)
    of investments                    893     13,648       3,493            -      593       1,973                 20,600
   Interest and dividends           4,022      1,636       1,200       13,662      172         754       $1,451    22,900
   Assets transferred into
    Master Trust                  160,852     52,275      20,342       95,414    2,771       6,689       15,543   353,886
                                 ----------------------------------------------------------------------------------------
                                  178,299     77,101      30,221      140,613    4,791      12,070       16,994   460,089
                                 ----------------------------------------------------------------------------------------
  Deductions:
   Distributions to plans           6,753      2,885       1,246       11,722      165         301          514    23,586
   Administrative expenses              -          -           -           49        -           -            -        49
                                 ----------------------------------------------------------------------------------------
                                    6,753      2,885       1,246       11,771      165         301          514    23,635
   Interfund transfers-net         (7,732)     6,822       2,128      (16,531)   4,074       8,393        2,846         -
                                 ----------------------------------------------------------------------------------------
 Net additions                    163,814     81,038      31,103      112,311    8,700      20,162       19,326   436,454

 Master Trust net assets at
  beginning of period                   -      8,082       5,659      125,035        -           -            -   138,776
                                 ----------------------------------------------------------------------------------------
 Master Trust net assets
  at end of period               $163,814    $89,120     $36,762     $237,346   $8,700     $20,162      $19,326  $575,230
                                 ========================================================================================



                               Employee Savings Plan


                        Notes to Financial Statements (continued)


4. Differences Between Financial Statements and Form 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                               December 31,
                                                              1996     1995
                                                            ------------------
    Net assets available for benefits per the
     financial statements                                     $5,596   $4,121

    Amounts allocated to withdrawn participants                   11       41
                                                            ------------------
    Net assets available for benefits per the Form 5500       $5,585   $4,080
                                                            ==================

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                     Year ended
                                                    December 31,
                                                        1996
                                                    -------------
    Benefits paid to participants per the
     financial statements                              $ 308
    Add:  Amounts allocated on Form 5500 to
     withdrawn participants in the current year           11
    Less:  Amounts allocated on Form 5500 to
     withdrawn participants in the prior year            (41)
                                                    -------------
    Benefits paid to participants per the Form 5500    $ 278
                                                    =============

5. Income Taxes

The Internal Revenue Service has determined that the Plan qualifies under Section 401(a) of the Internal Revenue Code
(the "Code"). As long as the Plan continues to be qualified, under present Federal income tax laws and regulations participants will not be taxed on employer contributions or investment earnings allocated to their account. Participants will normally be subject to tax thereon at such time as they receive distributions from the Plan. As long as the Plan continues to be qualified, the Plan will not be taxed on its dividend and interest income or on any capital gains realized by it or any unrealized appreciation of investments.




                       INDEX TO EXHIBITS


Exhibit A Consent of Independent Auditors



                                                        EXHIBIT A

                CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 33-53847) pertaining to the Employees
Savings Plan and in the related Prospectus of our report dated
June 19, 1997, with respect to the financial statements of the Employees Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.


                                        Ernst & Young LLP


Richmond, Virginia
June 19, 1997


